Exhibit T3B

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

WACHOVIA BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

22-1147033

(I.R.S. Employer Identification No.)

301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA

(Address of principal executive offices)

28288-0630

(Zip Code)

WACHOVIA BANK, NATIONAL ASSOCIATION,

ONE PENN PLAZA, SUITE 1414

NEW YORK, NEW YORK 10119

ATTENTION: CORPORATE TRUST ADMINISTRATION

(212) 273-7012

(Name, address and telephone number of agent for service)

Health Management Associates, Inc.

(Exact name of obligor as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

61-0963645

(I.R.S. Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500

Naples, Florida

(Address of principal executive offices)

34108-2710

(Zip Code)

Exchange Zero-Coupon Convertible Senior Subordinated Notes due 2022

(Title of indenture securities)

1. General information.

Furnish the following information as to the trustee:

a) Name and address of each examining or supervisory authority to which it is subject:

Comptroller of the Currency

United States Department of the Treasury

Washington, D.C. 20219

Federal Reserve Bank

Richmond, Virginia 23219

Federal Deposit Insurance Corporation

Washington, D.C. 20429

b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	Copy of Articles of Association of the trustee as now in effect. (Previously filed with the Securities and Exchange Commission on March 16, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-47985.)

2.	Copy of the Certificate of the Comptroller of the Currency dated March 4, 1998, evidencing the authority of the trustee to transact business. (Previously filed with the Securities and Exchange Commission on July 15, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-59145.)

3.	Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated April 7, 1999. (Previously filed with the Securities and Exchange Commission on May 20, 1999 in connection with Registration Statement Number 333-78927.)

4.	Copy of existing by-laws of the trustee. (Previously filed with the Securities and Exchange Commission on April 30, 2001 in connection with Registration Statement Number 333-59848.)

6.	Consent of the trustee required by Section 321(b) of the Act. (Previously filed with the Securities and

Exchange Commission on April 30, 2001 in connection with Registration Statement Number 333-59848.)

7.	Copy of latest report of condition of the trustee published pursuant to the requirements of its supervising authority. (Filed herewith.)

NOTE

The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Miami and State of Florida, on the 24th day of November, 2004.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/S/ DARYL MERGENTHAL
	Name:	DARYL MERGENTHAL
	Title:	VICE PRESIDENT

REPORT OF CONDITION	EXHIBIT 7

Wachovia Bank, National Association

Statement of Financial Condition

As of 9/30/04

Consolidating domestic and foreign subsidiaries of Wachovia Bank, National Association, Charlotte, North Carolina, at the close of business on September 30, 2004 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Statement of Resources and Liabilities

Thousand of Dollars
ASSETS
Cash and balance due from depository institutions (from Schedule RC-A)
Noninterest-bearing balances and currency and coin	11,360,000
Interest-bearing balances	5,991,000
Securities:
Held-to-maturity securities (from Schedule RC-B, column A)	0
Available-for-sale securities (from Schedule RC-B, column D)	99,470,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	4,035,000
Securities purchased under agreements to resell	5,584,000
Loans and lease financing receivables (from Schedule RC-C):
Loans and leases held for sale	17,694,000
Loans and leases, net of unearned income	172,075,000
LESS: Allowance for loan and lease losses	2,259,000
Loans and leases, net of unearned income and allowance (item.4.b minus 4.c)	169,816,000
Trading assets (from Schedule RC-D)	27,517,000
Premises and fixed assets (including capitalized leases)	3,180,000
Other real estate owned (from Schedule RC-M)	137,000
Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	1,031,000
Customers’ liability to this bank on acceptances outstanding	563,000
Intangible assets:
Goodwill	9,589,000
Other intangible assets (from Schedule RC-M)	1,437,000
Other assets (from Schedule RC-F)	22,832,000
Total assets	380,236,000

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LIABILITIES
Deposits:
In domestic offices	244,923,000
Noninterest-bearing	7,819,000
Interest-bearing	237,104,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	18,401,000
Noninterest-bearing	55,000
Interest-bearing	18,346,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	1,739,000
Securities sold under agreements to repurchase	19,462,000
Trading liabilities (from Schedule RC-D)	15,105,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	27,412,000
Bank’s liability on acceptances executed and outstanding	570,000
Subordinated notes and debentures	9,103,000
Other liabilities	9,511,000
Total liabilities	346,226,000
Minority Interest in consolidated subsidiaries	1,680,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common Stock	455,000
Surplus (exclude all surplus related to preferred stock)	24,216,000
Retained Earnings	6,700,000
Accumulated other comprehensive income	959,000
Other Equity Capital components	0
Total equity capital	32,330,000
Total liabilities, minority interest, and equity capital	380,236,000

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